Earnings Release

Mastercard Incorporated Reports
Second-Quarter 2017 Financial Results

•	Second-quarter net income of $1.2 billion, or a record $1.10 per diluted share

•	Second-quarter net revenue increase of 13%, to a record $3.1 billion

•	Second-quarter adjusted gross dollar volume and purchase volume both up 9%

Purchase, NY - July 27, 2017 - Mastercard Incorporated (NYSE: MA) today announced financial results for the second quarter 2017.

“Our momentum continued as we delivered record revenues and earnings per share this quarter,” said Ajay Banga, Mastercard president and CEO. “This growth is driven by our focus on providing products and solutions that help our issuers, merchants and partners gain real value beyond the transaction. Our investments in Fast ACH, B2B payments and advanced security technologies increasingly position us as the one-stop shop for our partners’ electronic payment needs.”

Quarterly Results

Summary of Second-Quarter Operating Results Amounts in billions ($), except per share data	Q2 2017	Q2 2016	Increase / (Decrease)
Net revenue	$3.1	$2.7	13%
Operating expenses	$1.4	$1.3	7%
Operating income	$1.7	$1.4	20%
Operating margin	54.1%	51.2%	2.9 ppt
Effective income tax rate	27.7%	28.0%	(0.3) ppt
Net income	$1.2	$1.0	20%
Diluted earnings per share	$1.10	$0.89	24%

Summary of Second-Quarter Non-GAAP Results [1] Amounts in billions ($), except per share data			Increase / (Decrease)
	Q2 2017	Q2 2016	As adjusted	Currency-neutral
Net revenue	$3.1	$2.7	13%	14%
Adjusted operating expenses	$1.4	$1.2	16%	17%
Adjusted operating margin	54.1%	55.2%	(1.1) ppt	(1.1) ppt
Adjusted effective income tax rate	27.7%	27.9%	(0.2) ppt	(0.3) ppt
Adjusted net income	$1.2	$1.1	11%	12%
Adjusted diluted earnings per share	$1.10	$0.96	15%	16%
1 The Summary of Non-GAAP Results excludes the impact of the special item (“Special Item”) and/or foreign currency. See Non-GAAP reconciliations on page 11 for further information on the Special Item, the impact of foreign currency and the reconciliation to U.S. GAAP reported amounts.

-more-

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The following additional details are provided to aid in understanding Mastercard’s second quarter 2017 results, versus the year-ago period:

•	Net revenue growth increased 13% as reported and 14% on a currency-neutral basis, driven by the impact of the following factors:

◦	An increase in switched transactions of 17%, to 16.0 billion;

◦	A 9% increase in gross dollar volume, on a local currency basis and adjusting for the impact of recent EU regulatory changes, to $1.3 trillion;

◦	An increase in cross-border volumes of 14% on a local currency basis; and

◦	Acquisitions, primarily Vocalink, contributed 2 percentage points to this growth.

◦	These increases were partially offset by an increase in rebates and incentives, primarily due to new and renewed agreements and increased volumes.

•
Total operating expenses increased 7%. Excluding the special item in the second quarter 2016, total adjusted operating expenses increased 17% on a currency-neutral basis. This includes a 6 percentage point impact from acquisitions, primarily Vocalink, and a 4 percentage point impact from foreign exchange-related charges. The remainder is primarily related to continued investments in strategic initiatives.

•	Other income (expense) growth was mainly driven by higher interest expense related to the company’s debt issuance in November 2016.

•	The lower effective tax rate in the second quarter of 2017 was primarily due to a more favorable geographic mix of taxable earnings.

•	As of June 30, 2017, the company’s customers had issued 2.4 billion Mastercard and Maestro-branded cards.

Return of Capital to Shareholders

During the second quarter of 2017, Mastercard repurchased approximately 8 million shares at a cost of $931 million and returned $236 million in dividends. Quarter-to-date through July 24, the company repurchased an additional 1.8 million shares at a cost of $226 million, which leaves $2.9 billion remaining under current repurchase program authorizations.

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Year-to-Date Results for the Six Months Ended June 30, 2017

Summary of Year-to-Date Operating Results Amounts in billions ($), except per share data	YTD 2017	YTD 2016	Increase / (Decrease)
Net revenue	$5.8	$5.1	13%
Operating expenses	$2.6	$2.4	9%
Operating income	$3.2	$2.7	16%
Operating margin	54.6%	53.1%	1.5 ppt
Effective income tax rate	27.3%	28.1%	(0.8) ppt
Net income	$2.3	$1.9	16%
Diluted earnings per share	$2.09	$1.75	19%

Summary of Year-to-Date Non-GAAP Results[1] Amounts in billions ($), except per share data			Increase / (Decrease)
	YTD 2017	YTD 2016	As adjusted	Currency-neutral
Net revenue	$5.8	$5.1	13%	13%
Adjusted operating expenses	$2.6	$2.3	13%	14%
Adjusted operating margin	54.8%	55.2%	(0.4) ppt	(0.4) ppt
Adjusted effective income tax rate	27.3%	28.1%	(0.8) ppt	(0.8) ppt
Adjusted net income	$2.3	$2.0	12%	13%
Adjusted diluted earnings per share	$2.10	$1.82	15%	15%
1 The Summary of Non-GAAP Results excludes the impact of a Special Item for each year presented and/or foreign currency. See Non-GAAP reconciliations on page 11 for further information on each Special Item, the impact of foreign currency and the reconciliation to U.S. GAAP reported amounts.

The following additional details are provided to aid in understanding Mastercard’s year-to-date 2017 results, versus the year-ago period:

•	Net revenue growth in the first half of 2017 increased 13% both as reported and on a currency-neutral basis, driven by the impact of the following factors:

◦	An increase in switched transactions of 17%, to 31 billion;

◦	An 8% increase in gross dollar volume, on a local currency basis and adjusting for the impact of recent EU regulatory changes, to $2.5 trillion;

◦	An increase in cross-border volumes of 13% on a local currency basis; and

◦	Acquisitions contributed 1 percentage point to this growth.

◦	These increases were partially offset by an increase in rebates and incentives, primarily due to new and renewed agreements and increased volumes.

•
Total operating expenses increased 9%. Excluding the special items, total adjusted operating expenses increased 14% on a currency-neutral basis, which includes a 3 percentage point impact from acquisitions. Other factors contributing to the increase were continued investments in strategic initiatives and foreign exchange-related charges.

•	Other income (expense) growth was mainly driven by higher interest expense related to the company’s debt issuance in November 2016.

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•	The lower effective tax rate in the first half of 2017 was primarily due to a more favorable geographic mix of taxable earnings.

Second-Quarter Financial Results Conference Call Details

At 9:00 a.m. ET today, the company will host a conference call to discuss its second-quarter financial results.

The dial-in information for this call is 844-579-6824 (within the U.S.) and 763-488-9145 (outside the U.S.), and the passcode is 44659602. A replay of the call will be available for 30 days and can be accessed by dialing 855-859-2056 (within the U.S.) and 404-537-3406 (outside the U.S.), using passcode 44659602.

This call can also be accessed through the Investor Relations section of the company’s website at  www.mastercard.com/investor. Presentation slides used on this call will also be available on the website.

Non-GAAP Financial Information

The company has presented certain financial data that are considered non-GAAP financial measures that are reconciled to their most directly comparable GAAP measures in the accompanying tables.

The presentation of growth rates on a currency-neutral basis represent a non-GAAP measure and are calculated by remeasuring the prior period’s results using the current period’s exchange rates for both the translational and transactional impacts in our operating results.

About Mastercard Incorporated

Mastercard (NYSE: MA), www.mastercard.com, is a technology company in the global payments industry. We operate the world’s fastest payments processing network, connecting consumers, financial institutions, merchants, governments and businesses in more than 210 countries and territories. Mastercard products and solutions make everyday commerce activities - such as shopping, traveling, running a business and managing finances - easier, more secure and more efficient for everyone. Follow us on Twitter @MastercardNews, join the discussion on the Beyond the Transaction Blog and subscribe for the latest news on the Engagement Bureau.

Forward-Looking Statements
This press release contains forward-looking statements pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts may be forward-looking statements. When used in this press release, the words “believe”, “expect”, “could”, “may”, “would”, “will”, “trend” and similar words are intended to identify forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements that relate to Mastercard’s future prospects, developments and business strategies. We caution you to not place undue reliance on these forward-looking statements, as they speak only as of the date they are made. Except for the company’s ongoing obligations under the U.S. federal securities laws, the company does not intend to update or otherwise revise the forward-looking information to reflect actual results of operations, changes in financial condition, changes in estimates, expectations or assumptions, changes in general economic or industry conditions or other circumstances arising and/or existing since the preparation of this press release or to reflect the occurrence of any unanticipated events.

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Many factors and uncertainties relating to our operations and business environment, all of which are difficult to predict and many of which are outside of our control, influence whether any forward-looking statements can or will be achieved. Any one of those factors could cause our actual results to differ materially from those expressed or implied in writing in any forward-looking statements made by Mastercard or on its behalf, including, but not limited to, the following factors:

•	payments system-related legal and regulatory challenges (including interchange fees, surcharging and the extension of current regulatory activity to additional jurisdictions or products);

•	the impact of preferential or protective government actions;

•	regulation to which we are subject based on our participation in the payments industry;

•	regulation of privacy, data protection and security;

•	potential or incurred liability and limitations on business resulting from litigation;

•	the impact of competition in the global payments industry (including disintermediation and pricing pressure);

•	the challenges relating to rapid technological developments and changes;

•	the impact of information security failures, breaches or service disruptions on our business;

•
issues related to our relationships with our financial institution customers (including loss of substantial business from significant customers, competitor relationships with our customers and banking industry consolidation);

•	the impact of our relationships with other stakeholders, including merchants and governments;

•	exposure to loss or illiquidity due to settlement guarantees and other significant third-party obligations;

•
the impact of global economic and political events and conditions (including global financial market activity, declines in cross-border activity, negative trends in consumer spending and the effect of adverse currency fluctuation);

•	reputational impact, including impact related to brand perception, account data breaches and fraudulent activity; and

•	issues related to acquisition integration, strategic investments and entry into new businesses.
For additional information on these and other factors that could cause Mastercard’s actual results to differ materially from expected results, please see the company’s filings with the Securities and Exchange Commission, including the company’s Annual Report on Form 10-K for the year ended December 31, 2016 and any subsequent reports on Forms 10-Q and 8-K.
###
Contacts:
Investor Relations: Warren Kneeshaw or Jesal Meswani, investor.relations@mastercard.com, 914-249-4565
Media Relations: Seth Eisen, Seth.Eisen@mastercard.com, 914-249-3153.

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MASTERCARD INCORPORATED
CONSOLIDATED STATEMENT OF OPERATIONS
(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
	(in millions, except per share data)
Net Revenue	$3,053	$2,694	$5,787	$5,140
Operating Expenses
General and administrative	1,075	930	2,026	1,798
Advertising and marketing	214	184	384	319
Depreciation and amortization	111	93	203	188
Provision for litigation settlement	—	107	15	107
Total operating expenses	1,400	1,314	2,628	2,412
Operating income	1,653	1,380	3,159	2,728
Other Income (Expense)
Investment income	14	10	29	20
Interest expense	(39)	(22)	(78)	(42)
Other income (expense), net	—	(3)	(4)	(4)
Total other income (expense)	(25)	(15)	(53)	(26)
Income before income taxes	1,628	1,365	3,106	2,702
Income tax expense	451	382	848	760
Net Income	$1,177	$983	$2,258	$1,942

Basic Earnings per Share	$1.10	$0.89	$2.10	$1.76
Basic Weighted-Average Shares Outstanding	1,070	1,098	1,074	1,104
Diluted Earnings per Share	$1.10	$0.89	$2.09	$1.75
Diluted Weighted-Average Shares Outstanding	1,075	1,101	1,078	1,107

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MASTERCARD INCORPORATED
CONSOLIDATED BALANCE SHEET
(UNAUDITED)

	June 30, 2017	December 31, 2016
	(in millions, except per share data)
ASSETS
Cash and cash equivalents	$5,177	$6,721
Restricted cash for litigation settlement	544	543
Investments	1,782	1,614
Accounts receivable	1,708	1,416
Settlement due from customers	1,271	1,093
Restricted security deposits held for customers	993	991
Prepaid expenses and other current assets	1,067	850
Total Current Assets	12,542	13,228
Property, plant and equipment, net of accumulated depreciation of $650 and $603, respectively	845	733
Deferred income taxes	375	307
Goodwill	2,759	1,756
Other intangible assets, net of accumulated amortization of $1,058 and $974, respectively	1,126	722
Other assets	2,192	1,929
Total Assets	$19,839	$18,675
LIABILITIES, REDEEMABLE NON-CONTROLLING INTERESTS AND EQUITY
Accounts payable	$654	$609
Settlement due to customers	1,106	946
Restricted security deposits held for customers	993	991
Accrued litigation	736	722
Accrued expenses	3,306	3,318
Other current liabilities	788	620
Total Current Liabilities	7,583	7,206
Long-term debt	5,326	5,180
Deferred income taxes	140	81
Other liabilities	842	524
Total Liabilities	13,891	12,991

Commitments and Contingencies

Redeemable Non-controlling Interests	70	—

Stockholders’ Equity
Class A common stock, $0.0001 par value; authorized 3,000 shares, 1,379 and 1,374 shares issued and 1,051 and 1,062 outstanding, respectively	—	—
Class B common stock, $0.0001 par value; authorized 1,200 shares, 16 and 19 issued and outstanding, respectively	—	—
Additional paid-in-capital	4,257	4,183
Class A treasury stock, at cost, 329 and 312 shares, respectively	(18,911)	(17,021)
Retained earnings	21,205	19,418
Accumulated other comprehensive income (loss)	(699)	(924)
Total Stockholders’ Equity	5,852	5,656
Non-controlling interests	26	28
Total Equity	5,878	5,684
Total Liabilities, Redeemable Non-controlling Interests and Equity	$19,839	$18,675

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MASTERCARD INCORPORATED
CONSOLIDATED STATEMENT OF CASH FLOWS
(UNAUDITED)

	Six Months Ended June 30,
	2017	2016*
	(in millions)
Operating Activities
Net income	$2,258	$1,942
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of customer and merchant incentives	496	396
Depreciation and amortization	203	188
Share-based compensation	88	74
Tax benefit for share-based payments	—	(33)
Deferred income taxes	(23)	(8)
Other	35	(28)
Changes in operating assets and liabilities:
Accounts receivable	(186)	(100)
Settlement due from customers	(177)	75
Prepaid expenses	(980)	(522)
Accrued litigation and legal settlements	14	107
Accounts payable	24	(18)
Settlement due to customers	159	(50)
Accrued expenses	(4)	—
Net change in other assets and liabilities	132	96
Net cash provided by operating activities	2,039	2,119
Investing Activities
Purchases of investment securities available-for-sale	(322)	(561)
Purchases of investments held-to-maturity	(514)	(139)
Proceeds from sales of investment securities available-for-sale	105	107
Proceeds from maturities of investment securities available-for-sale	248	162
Proceeds from maturities of investments held-to-maturity	461	130
Purchases of property, plant and equipment	(114)	(101)
Capitalized software	(54)	(80)
Acquisition of businesses, net of cash acquired	(951)	—
Investment in nonmarketable equity investments	(121)	(11)
Other investing activities	8	(2)
Net cash used in investing activities	(1,254)	(495)
Financing Activities
Purchases of treasury stock	(1,893)	(1,819)
Payment of debt	(64)	—
Dividends paid	(474)	(421)
Tax benefit for share-based payments	—	33
Tax withholdings related to share-based payments	(46)	(52)
Cash proceeds from exercise of stock options	36	16
Other financing activities	(11)	(3)
Net cash used in financing activities	(2,452)	(2,246)
Effect of exchange rate changes on cash and cash equivalents	123	51
Net decrease in cash and cash equivalents	(1,544)	(571)
Cash and cash equivalents - beginning of period	6,721	5,747
Cash and cash equivalents - end of period	$5,177	$5,176
* Reclassified to reflect the adoption of Accounting Standards Update No: 2016-09, Improvements to Employee
Share-Based Payment Accounting, which amends ASC Topic 718, Compensation - Stock Compensation.

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MASTERCARD INCORPORATED OPERATING PERFORMANCE

	For the 3 Months Ended June 30, 2017
	GDV (Bil.)	Growth (USD)	Growth (Local)	Purchase Volume (Bil.)	Growth (Local)	Purchase Trans. (Mil.)	Purchase Trans. Growth	Cash Volume (Bil.)	Growth (Local)	Cash Trans. (Mil.)	Cards (Mil.)
All Mastercard Credit, Charge and Debit Programs
APMEA	$391	5.2%	7.5%	$262	7.5%	4,415	23.9%	$129	7.4%	1,329	661
Canada	39	6.0%	10.2%	37	11.6%	571	11.8%	2	-13.0%	6	49
Europe	356	1.0%	4.9%	226	2.1%	5,596	8.5%	130	10.3%	948	454
Europe Adj for Article 8			15%		17%		23%
Latin America	93	16.8%	15.4%	57	18.6%	1,818	16.4%	35	10.4%	261	170
Worldwide less United States	878	4.6%	7.3%	583	6.6%	12,399	14.9%	295	8.9%	2,544	1,335
WW Less US Adj for Article 8			11%		12%		22%
United States	404	3.5%	3.5%	348	3.8%	6,251	1.4%	57	1.6%	338	395
Worldwide	1,282	4.2%	6.1%	930	5.5%	18,651	10.0%	352	7.6%	2,882	1,730
Worldwide Adj for Article 8			9%		9%		14%
Mastercard Credit and Charge Programs
Worldwide less United States	474	3.5%	6.8%	434	6.9%	6,990	12.5%	40	5.2%	187	583
United States	196	6.7%	6.7%	187	6.2%	2,095	3.9%	9	18.4%	9	204
Worldwide	670	4.4%	6.7%	621	6.7%	9,086	10.4%	49	7.4%	196	787
Mastercard Debit Programs
Worldwide less United States	404	5.8%	8.0%	149	5.5%	5,409	18.1%	255	9.5%	2,357	751
United States	208	0.7%	0.7%	160	1.2%	4,156	0.1%	48	-1.0%	329	191
Worldwide	612	4.0%	5.4%	309	3.2%	9,565	9.6%	303	7.7%	2,686	943
	For the 6 Months Ended June 30, 2017
	GDV (Bil.)	Growth (USD)	Growth (Local)	Purchase Volume (Bil.)	Growth (Local)	Purchase Trans. (Mil.)	Purchase Trans. Growth	Cash Volume (Bil.)	Growth (Local)	Cash Trans. (Mil.)	Cards (Mil.)
All Mastercard Credit, Charge and Debit Programs
APMEA	$761	5.6%	7.5%	$514	8.2%	8,491	24.3%	$247	6.2%	2,580	661
Canada	73	10.9%	11.2%	69	12.3%	1,072	12.1%	3	-8.2%	11	49
Europe	667	-0.6%	3.2%	426	-0.3%	10,603	5.9%	241	10.2%	1,798	454
Europe Adj for Article 8			14%		17%		23%
Latin America	179	17.1%	15.4%	112	18.4%	3,550	16.6%	67	10.7%	515	170
Worldwide less United States	1,679	4.3%	6.7%	1,121	5.9%	23,715	13.8%	558	8.3%	4,904	1,335
WW Less US Adj for Article 8			11%		13%		22%
United States	784	2.7%	2.7%	671	3.1%	12,029	0.7%	112	0.6%	658	395
Worldwide	2,463	3.8%	5.4%	1,793	4.8%	35,744	9.0%	670	6.9%	5,562	1,730
Worldwide Adj for Article 8			8%		9%		14%
Mastercard Credit and Charge Programs
Worldwide less United States	918	4.5%	7.0%	840	7.2%	13,461	12.3%	78	5.3%	365	583
United States	375	6.1%	6.1%	357	5.6%	3,981	3.2%	18	17.4%	17	204
Worldwide	1,293	5.0%	6.7%	1,197	6.7%	17,443	10.1%	96	7.3%	382	787
Mastercard Debit Programs
Worldwide less United States	761	4.1%	6.3%	281	2.2%	10,254	15.8%	480	8.8%	4,539	751
United States	409	-0.2%	-0.2%	314	0.3%	8,048	-0.4%	95	-2.0%	640	191
Worldwide	1,170	2.5%	3.9%	595	1.2%	18,301	8.0%	575	6.9%	5,180	943
	For the 3 months ended June 30, 2016
	GDV (Bil.)	Growth (USD)	Growth (Local)	Purchase Volume (Bil.)	Growth (Local)	Purchase Trans. (Mil.)	Purchase Trans. Growth	Cash Volume (Bil.)	Growth (Local)	Cash Trans. (Mil.)	Cards (Mil.)
All Mastercard Credit, Charge and Debit Programs
APMEA	$371	7.9%	12.8%	$247	10.9%	3,565	22.6%	$124	16.6%	1,253	579
Canada	36	5.8%	10.9%	34	10.7%	511	12.7%	2	13.8%	6	45
Europe	352	9.9%	13.9%	234	8.7%	5,155	17.4%	119	25.6%	910	414
Europe Adj for Article 8			19%		15%		25%
Latin America	79	-0.9%	15.4%	47	15.2%	1,562	12.7%	32	15.7%	251	163
Worldwide less United States	839	7.7%	13.4%	562	10.3%	10,792	18.1%	277	20.2%	2,419	1,201
WW Less US Adj for Article 8			15%		13%		21%
United States	391	7.4%	7.4%	335	7.9%	6,168	10.5%	56	4.2%	349	382
Worldwide	1,230	7.6%	11.4%	897	9.4%	16,960	15.2%	333	17.2%	2,769	1,583
Worldwide Adj for Article 8			13%		11%		17%
Mastercard Credit and Charge Programs
Worldwide less United States	458	2.6%	7.8%	419	8.4%	6,213	12.1%	39	2.1%	188	564
United States	184	6.8%	6.8%	176	6.9%	2,017	9.9%	8	5.8%	9	194
Worldwide	642	3.8%	7.6%	595	8.0%	8,230	11.5%	46	2.7%	198	758
Mastercard Debit Programs
Worldwide less United States	382	14.5%	20.9%	143	16.4%	4,579	27.4%	239	23.7%	2,231	637
United States	207	7.8%	7.8%	158	9.1%	4,151	10.8%	48	3.9%	340	188
Worldwide	588	12.0%	15.9%	302	12.4%	8,730	18.9%	287	19.9%	2,571	826
	For the 6 Months ended June 30, 2016
	GDV (Bil.)	Growth (USD)	Growth (Local)	Purchase Volume (Bil.)	Growth (Local)	Purchase Trans. (Mil.)	Purchase Trans. Growth	Cash Volume (Bil.)	Growth (Local)	Cash Trans. (Mil.)	Cards (Mil.)
All Mastercard Credit, Charge and Debit Programs
APMEA	$721	6.9%	12.8%	$480	11.3%	6,830	22.2%	$241	16.0%	2,458	579
Canada	65	2.2%	9.9%	62	10.2%	956	13.0%	4	4.8%	11	45
Europe	671	10.5%	15.9%	451	11.4%	10,011	20.2%	220	26.3%	1,721	414
Europe Adj for Article 8			19%		16%		25%
Latin America	153	-4.5%	15.3%	89	15.2%	3,046	11.7%	63	15.4%	491	163
Worldwide less United States	1,610	6.9%	14.2%	1,082	11.6%	20,844	19.2%	528	19.9%	4,682	1,201
WW Less US Adj for Article 8			15%		13%		21%
United States	763	8.6%	8.6%	651	9.1%	11,943	11.6%	112	5.7%	687	382
Worldwide	2,373	7.4%	12.3%	1,733	10.6%	32,787	16.3%	640	17.1%	5,370	1,583
Worldwide Adj for Article 8			13%		12%		17%
Mastercard Credit and Charge Programs
Worldwide less United States	879	1.4%	8.2%	804	8.8%	11,989	12.0%	75	1.7%	365	564
United States	353	9.0%	9.0%	338	8.9%	3,860	12.1%	15	11.8%	18	194
Worldwide	1,232	3.4%	8.4%	1,142	8.8%	15,848	12.0%	90	3.3%	383	758
Mastercard Debit Programs
Worldwide less United States	731	14.4%	22.3%	278	20.4%	8,855	30.5%	453	23.5%	4,317	637
United States	410	8.2%	8.2%	313	9.3%	8,084	11.4%	97	4.8%	669	188
Worldwide	1,141	12.1%	16.8%	591	14.3%	16,938	20.7%	550	19.7%	4,987	826

APMEA = Asia Pacific / Middle East / Africa
Note that the figures in the preceding tables may not sum due to rounding; growth represents change from the comparable year-ago period

Mastercard Incorporated - Page 10

Footnote

The tables set forth the gross dollar volume (“GDV”), purchase volume, cash volume and the number of purchase transactions, cash transactions and cards on a regional and global basis for Mastercard™-branded cards. Growth rates over prior periods are provided for volume-based data.

Debit transactions on Maestro® and Cirrus®-branded cards and transactions involving brands other than Mastercard are not included in the preceding tables.

For purposes of the table: GDV represents purchase volume plus cash volume and includes the impact of balance transfers and convenience checks; “purchase volume” means the aggregate dollar amount of purchases made with Mastercard-branded cards for the relevant period; and “cash volume” means the aggregate dollar amount of cash disbursements obtained with Mastercard-branded cards for the relevant period. The number of cards includes virtual cards, which are Mastercard-branded payment accounts that do not generally have physical cards associated with them.

The Mastercard payment product is comprised of credit, charge and debit programs, and data relating to each type of program is included in the tables. Debit programs include Mastercard-branded debit programs where the primary means of cardholder validation at the point of sale is for cardholders either to sign a sales receipt or enter a PIN. The tables include information with respect to transactions involving Mastercard-branded cards that are not switched by Mastercard and transactions for which Mastercard does not earn significant revenues.

Information denominated in U.S. dollars is calculated by applying an established U.S. dollar/local currency exchange rate for each local currency in which Mastercard volumes are reported. These exchange rates are calculated on a quarterly basis using the average exchange rate for each quarter. Mastercard reports period-over-period rates of change in purchase volume and cash volume on the basis of local currency information, in order to eliminate the impact of changes in the value of foreign currencies against the U.S. dollar in calculating such rates of change.

The data set forth in the GDV, purchase volume, purchase transactions, cash volume and cash transactions columns is provided by Mastercard customers and is subject to verification by Mastercard and partial cross-checking against information provided by Mastercard’s transaction switching systems. The data set forth in the cards columns is provided by Mastercard customers and is subject to certain limited verification by Mastercard. A portion of the data set forth in the cards columns reflects the impact of routine portfolio changes among customers and other practices that may lead to over counting of the underlying data in certain circumstances. All data is subject to revision and amendment by Mastercard’s customers subsequent to the date of its release.

Performance information for prior periods can be found in the “Investor Relations” section of the Mastercard website at www.mastercard.com/investor.

Mastercard Incorporated - Page 11

Non-GAAP Reconciliations
($ in millions, except per share data)

	Six Months Ended June 30, 2017
	Operating expenses	Operating margin	Effective income tax rate	Net income	Diluted earnings per share
	($ in millions, except per share data)
Reported - GAAP	$2,628	54.6%	27.3%	$2,258	$2.09
Special Item [1]	(15)	0.2%	—%	10	0.01
Non-GAAP	$2,613	54.8%	27.3%	$2,268	$2.10

	Three Months Ended June 30, 2016
	Operating expenses	Operating margin	Effective income tax rate	Net income	Diluted earnings per share
	($ in millions, except per share data)
Reported - GAAP	$1,314	51.2%	28.0%	$983	$0.89
Special Item [2]	(107)	4.0%	(0.1)%	78	0.07
Non-GAAP	$1,207	55.2%	27.9%	$1,061	$0.96

	Six Months Ended June 30, 2016
	Operating expenses	Operating margin	Effective income tax rate	Net income	Diluted earnings per share
	($ in millions, except per share data)
Reported - GAAP	$2,412	53.1%	28.1%	$1,942	$1.75
Special Item [2]	(107)	2.1%	—%	78	0.07
Non-GAAP	$2,305	55.2%	28.1%	$2,020	$1.82

	Three Months Ended June 30, 2017 as compared to the Three Months Ended June 30, 2016
	Increase / (Decrease)
	Net revenue	Operating expenses	Operating margin	Effective income tax rate	Net income	Diluted earnings per share
Reported - GAAP	13%	7%	2.9 ppt	(0.3) ppt	20%	24%
Special Item [2]	—%	9%	(4.0) ppt	0.1 ppt	(9)%	(9)%
Non-GAAP	13%	16%	(1.1) ppt	(0.2) ppt	11%	15%
Foreign currency [3]	1%	1%	– ppt	(0.1) ppt	1%	1%
Non-GAAP - currency-neutral	14%	17%	(1.1) ppt	(0.3) ppt	12%	16%

	Six Months Ended June 30, 2017 as compared to the Six Months Ended June 30, 2016
	Increase/(Decrease)
	Net revenue	Operating expenses	Operating margin	Effective income tax rate	Net income	Diluted earnings per share
Reported - GAAP	13%	9%	1.5 ppt	(0.8) ppt	16%	19%
Special Item [1,2]	—%	4%	(1.9) ppt	– ppt	(4)%	(4)%
Non-GAAP	13%	13%	(0.4) ppt	(0.8) ppt	12%	15%
Foreign currency [3]	1%	1%	– ppt	– ppt	—%	—%
Non-GAAP - currency-neutral	13%	14%	(0.4) ppt	(0.8) ppt	13%	15%
Note: Table may not sum due to rounding.
1 Special Item reflects a provision for litigation of $15 million ($10 million after tax, or $0.01 per diluted share), recorded in the first quarter of 2017, relating to a litigation settlement with Canadian merchants.
2 Special Item reflects a provision for litigation of $107 million ($78 million after tax, or $0.07 per diluted share), recorded in the second quarter of 2016, relating to a judgment issued against the Company in a litigation with a merchant in the U.K.
3 Represents the foreign currency translational and transactional impact.

Mastercard Incorporated - Page 12

Article 8 Impacts on Europe and Worldwide GDV and Purchase Volume Growth Rates

	Growth (Local Currency)
	2015 Q1	2015 Q2	2015 Q3	2015 Q4	2016 Q1	2016 Q2	2016 Q3	2016 Q4	2017 Q1	2017 Q2	2016 1H	2017 1H
GDV
Europe as reported	15%	17%	17%	16%	18%	14%	4%	3%	1%	5%	16%	3%
Europe normalized for Article 8	19%	20%	20%	18%	20%	19%	17%	16%	14%	15%	19%	14%

Worldwide as reported	12%	13%	13%	13%	13%	11%	7%	5%	5%	6%	12%	5%
Worldwide normalized for Article 8	13%	14%	14%	13%	14%	13%	10%	8%	8%	9%	13%	8%

Purchase Volume
Europe as reported	13%	15%	15%	13%	14%	9%	(3)%	(3)%	(3)%	2%	11%	—%
Europe normalized for Article 8	18%	19%	18%	16%	16%	15%	16%	16%	17%	17%	16%	17%

Worldwide as reported	12%	12%	12%	12%	12%	9%	5%	4%	4%	6%	11%	5%
Worldwide normalized for Article 8	13%	13%	13%	12%	12%	11%	9%	8%	9%	9%	12%	9%

Note: Article 8 of the EU Interchange Fee Regulation which relates to card payments and which became effective June 9, 2016, states that a network can no longer charge fees on domestic EEA payment transactions that do not use its payment brand. Prior to that, Mastercard collected a de minimis assessment fee in a few countries, particularly France, on transactions with Mastercard co-badged cards if the brands of domestic networks (as opposed to Mastercard) were used. As a result, the non-Mastercard co-badged volume is no longer being included.

To aid in understanding the underlying trends in the business, the table above reflects adjusted growth rates for the impact of Article 8, by eliminating the related co-badged volumes in prior periods.